Exhibit 10.4

CEDAR REALLOCATION AND ASSIGNMENT AGREEMENT

AGREEMENT made as of February 16, 2007 among VoIP, Inc., a Texas corporation (the “Company”), and the parties identified on Schedule A hereto (“Lenders”).

WHEREAS, on January 30, 2007, an Assignment of an aggregate $1,917,580.85 principal amount of Cedar Boulevard Lease Funding LLC Notes (“Cedar Notes”) to Lenders was consummated (“Assignment”); and

WHEREAS, in contemplation of the completion of a new financing transaction among the Company and Lenders for an aggregate of $3,462,719 of principal amount of promissory notes of the Company in exchange for cash and surrender of certain outstanding promissory notes, it is agreed that it is in the best interests of the parties to reallocate and assign among the Lenders $1,917,580.85 principal amounts of the Cedar Notes.

NOW THEREFORE, in consideration of the mutual promises, covenants and extension set forth in this Agreement, it is agreed:

1.    Effective immediately, an aggregate $1,917,580.85 of principal amount of the Cedar Notes acknowledged by the Company as outstanding, and owing to the Lenders will be reallocated among the Lenders in the amounts set forth on Schedule A hereto.

2.    The undersigned consent to the reallocation and assignment of an aggregate $1,917,580.85 principal amount of the Cedar Notes comprised of funds received from Lenders in connection with the Assignment of the Cedar Notes, together with a portion of the cash to be received in connection with the new financing transaction, so that after such reallocation and assignment, the Cedar Notes are deemed held by the Lenders in the amounts set forth on Schedule A hereto.

3.    The Company acknowledges that the Lenders are entitled to the benefits and modification of the terms of the Cedar Notes. The Company acknowledges that the Conversion Price as defined in Section 2A.1.(b) of the Cedar Notes is reduced to $0.18 as same may be further reduced (but not increased) pursuant to the terms of the Cedar Notes. The Company further acknowledges that the holding period of the Cedar Notes and Common Stock issuable upon conversion of the Cedar Notes tacks to June 1, 2004 (the original issue date of the Secured Convertible Note issued to Cedar). The Company further acknowledges the validity of the security interest held by the Lenders. All rights included in this Agreement are in addition to any rights presently held by the Lenders.

4.    All other terms and conditions of the Cedar Notes shall remain in full force and effect.

5.    This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

6.     Each of the undersigned states that he has read the foregoing Cedar Reallocation and Assignment Agreement and understands and agrees to it.

VOIP INC. (the “Company”)

By:
Robert Staats Chief Accounting Officer

ALPHA CAPITAL ANSTALT	ELLIS INTERNATIONAL LTD.

WHALEHAVEN CAPITAL FUND LIMITED	BRISTOL INVESTMENT FUND LTD.

CHESTNUT RIDGE PARTNERS LP	CENTURION MICROCAP, L.P.

PLATINUM LONG TERM GROWTH II INC.	DOUBLE U MASTER FUND L.P.

DKR SOUNDSHORE OASIS HOLDING FUND LTD.	CMS CAPITAL

SCHEDULE A

LENDERS	CONSIDERATION PAID TO CEDAR	PRINCIPAL AMOUNT OF CEDAR NOTES
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$249,600.00	$299,142.61
WHALEHAVEN CAPITAL FUND LIMITED 3rd Floor, 14 Par-Laville Road Hamilton, Bermuda HM08 Fax: (441) 292-1373	$230,400.00	$276,131.64
ELLIS INTERNATIONAL LTD. 53rd Street Urbanizacion Obarrio Swiss Tower, 16th Floor, Panama Republic of Panama Fax: (516) 887-8990	$224,000.00	$268,461.32
BRISTOL INVESTMENT FUND, LTD. c/o Caledonian Fund Services Limited 69 Dr. Roy’s Drive George Town, Grand Cayman Cayman Islands Fax: (310) 696-0334	$288,000.00	$345,164.55
CHESTNUT RIDGE PARTNERS LP 50 Tice Boulevard Woodcliff Lake, NJ 07677 Fax: (201) 802-9450	$115,200.00	$138,065.82
CENTURION MICROCAP, L.P. 3014 Avenue L Brooklyn, NY 11210 Fax: (718) 228-9570	$192,000.00	$230,109.70
PLATINUM LONG TERM GROWTH II INC. 152 West 57th Street New York, New York 10019 Attn: Mark Nordlicht Fax: (212)	$96,000.00	$115,054.85
DOUBLE U MASTER FUND L.P. P. O. Box 972 Harbour House Roadtown, Tortola, BVI Fax: (284) 494-4770	$115,200.00	$138.065.82
DKR SOUNDSHORE OASIS HOLDING FUND LTD. C/o DKR Capital Partners, L.P. 1281 East Main Street Stamford, CT 06902 Fax: (203) 674-4737	$44,800.00	$53,692.27
CMS CAPITAL 9612 Van Nuys Blvd., Suite 108 Panorama City, CA 91402 Fax: (818) 907-3372	$44,800.00	$53,692.27
TOTALS	$1,600,000.00	$1,917,580.85